Exhibit 4.48

EXECUTION VERSION

INCREMENTAL AMENDMENT dated as of July 26, 2013 (this "Amendment"), among OCEAN RIG UDW INC., a Marshall Islands corporation (the "Parent"), DRILLSHIPS FINANCING HOLDING INC., a Marshall Islands corporation (the "Borrower"), DRILLSHIPS PROJECTS INC., a Delaware corporation and wholly owned subsidiary of the Borrower ("Finco" and together with the Borrower, the "Borrowers"), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent") and the Incremental Lenders (as defined below), to the CREDIT AGREEMENT dated as of July 12, 2013 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among the Parent, the Borrowers, the Lenders party thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Pari Passu Collateral Agent.

A.           Pursuant to the Credit Agreement, the Lenders agreed to extend, and have extended, credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

B.           Pursuant to Section 2.12 of the Credit Agreement, the Borrowers have requested that the Incremental Lenders provide Other Term Loans (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Credit Agreement) to the Borrowers under the Credit Agreement in an aggregate principal amount equal to $100,000,000.

C.           The Incremental Lenders are willing to provide the Incremental Term Loans (as defined below) to the Borrowers pursuant to the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms have the meanings specified below:

"Incremental Effective Date" means the date on which all the conditions set forth or referred to in Section 3 hereof shall have been satisfied (or waived by each of the Incremental Lenders).

"Incremental Term Loan" means any loan made by an Incremental Lender pursuant to Section 2 hereof.

"Incremental Lenders" means the Persons listed on Schedule 1 hereto and their respective successors and assigns as permitted under the Credit Agreement.

"Incremental Term Commitment" means, with respect to each Incremental Lender, the commitment of such Incremental Lender to make an Incremental Term Loan hereunder on the Incremental Effective Date, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Incremental Lender hereunder, as set forth on Schedule 1 hereto opposite such Incremental Lender's name. The aggregate principal amount of the Incremental Term Commitments of all Incremental Lenders as of the date of this Amendment is $100,000,000.

SECTION 2. Commitments; Incremental Term Loans; Use of Proceeds. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement (including Sections 2.01, 2.02, 2.07 thereof), each Incremental Lender severally agrees to make to the Borrowers an Incremental Term Loan in a single loan on the Incremental Effective Date in a principal amount not exceeding such Incremental Lender's Incremental Term Commitment. Unless previously terminated, the Incremental Term Commitments shall terminate upon the initial funding of the Incremental Term Loans.

(b)           The Incremental Term Loans shall constitute additional Tranche B-1 Term Loans for all purposes of the Credit Agreement (including (i) with respect to (x) the calculation and payment of interest under Section 2.06 of the Credit Agreement, (y) the refinancing protections under Section 2.15 of the Credit Agreement and (z) the repayment and maturity of the Loans pursuant to Section 4.05 of the Credit Agreement and (ii) for purposes of calculating the payments required under Section 4.05 of the Credit Agreement); provided that, notwithstanding anything to the contrary contained herein, the funded portion of each Incremental Term Loan (i.e., the amount advanced in cash to the Borrowers on the Incremental Effective Date) shall be equal to 100.00% of the principal amount of such Incremental Term Loan.

(c)           Notwithstanding anything herein or in the Credit Agreement to the contrary, upon the funding of the Incremental Term Loans, (w) all accrued but unpaid interest on the outstanding Tranche B-1 Term Loans shall be paid in full in accordance with the terms of the Credit Agreement, (x) the Incremental Term Loans shall be allocated ratably to the remaining portion of each Interest Period then applicable to the outstanding Tranche B-1 Term Loans based on the allocation of the Tranche B-1 Term Loans to such Interest Periods at such time, (y) the Incremental Term Loans and the Tranche B-1 Term Loans shall thereafter be deemed to comprise the same Class of Term Loans and (z) the Incremental Lenders with respect to the Incremental Term Loans and the Lenders with respect to the outstanding Tranche B-1 Term Loans shall thereafter be deemed to comprise the same Class of Lenders.

(d)           Amounts borrowed under this Section 2 and repaid or prepaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided in the Credit Agreement.

(e)           The Borrowers shall use the proceeds of the Incremental Term Loans for any purposes not prohibited by the Credit Agreement or any indenture applicable to ParentUDW or its Subsidiaries.

(f)           Within 30 days of the Incremental Effective Date, the Parent shall have agreed, and shall have caused the applicable Loan Parties to agree, to any amendments to the Collateral Agreements reasonably requested by the Pari Passu Collateral Agent to ensure that the Incremental Loans are secured thereunder.

SECTION 3. Conditions Precedent to Incremental Term Loans. The obligations of the Incremental Lenders to make the Incremental Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived by each of the Incremental Lenders then having an Incremental Term Commitment):

(a)           The Administrative Agent (or, in the case of clause (ii) below, its counsel) shall have received (i) from the Borrower, at or prior to the time required by Section 2.12 of the Credit Agreement, a written notice with respect to the Borrowing of the Incremental Term Loans in accordance with Sections 2.02 and 2.12 of the Credit Agreement and (ii) from each of the Parent, the Borrowers and the Incremental Lenders set forth on Schedule 1 hereto, a counterpart of this Amendment signed by such party.

(b)           The Administrative Agent shall have received from (i) New York counsel to the Loan Parties (which shall be Seward & Kissel LLP or another law firm reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, (ii) Marshall Islands counsel to the Loan Parties (which shall be Seward & Kissel LLP or another law firm qualified to render an opinion as to Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, (iii) Netherlands counsel to the Loan Parties (which shall be Loyens & Loeff N.V. or another law firm qualified to render an opinion as to the law of the Netherlands reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request and (iv) Greece counsel to the Loan Parties (which shall be Deverakis Law Office or another law firm qualified to render an opinion as to the law of Greece reasonably acceptable to the Administrative Agent), an opinion covering such matters as the Administrative Agent may reasonably request, each such opinion to be addressed to the Pari Passu Collateral Agent, the Administrative Agent and the Lenders (and expressly permitting reliance by permitted successors and assigns of the addressees thereof) and dated as of the Incremental Effective Date.

(c)           The Administrative Agent shall have received a certificate, dated the Incremental Effective Date and reasonably acceptable to the Administrative Agent, signed by an Authorized Representative of each Loan Party, certifying (i) as to the incumbency and genuineness of the signature of each Loan Party executing this Amendment or a written confirmation pursuant to Section 3(k) and (ii) that attached thereto are true, correct and complete copies of (1) the articles or certificate of incorporation, formation or other organizational document, as applicable, of such Loan

Party, and all amendments thereto, certified as of a recent date by the appropriate governmental officials in its jurisdiction of incorporation or formation, as applicable, (2) the bylaws or other governing documents, as applicable, of such Loan Party as in effect on the Incremental Effective Date and (3) with respect to each Loan Party executing this Amendment, resolutions duly authorized by the board of directors (or other governing body) of such Loan Party authorizing and approving the execution and delivery of, and performance under, this Amendment.

(d)           The Administrative Agent shall have received a certificate, dated the Incremental Effective Date, and signed on behalf of the Borrowers by an Authorized Representative of the Borrowers certifying that clauses (e), (f) and (g) of this Section 3 have been satisfied on such date.

(e)           On the Incremental Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated hereby or otherwise referred to herein.

(f)           The representations and warranties set forth in Section 4 of this Amendment, in Section 6 of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Incremental Effective Date with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to "materiality," "Material Adverse Effect" or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(g)           At the time of and immediately after the Borrowing of the Incremental Term Loans on the Incremental Effective Date, no Default or Event of Default shall have occurred and be continuing.

(h)           The Borrowers shall have paid all fees that are due and payable hereunder (or under any other agreement entered into by the Administrative Agent, any Arranger, the Incremental Lenders, the Parent or any of their respective Affiliates), which fees may be offset against the proceeds of the Loans.

(i)           Each Loan Party shall have provided the documentation and other information to the Administrative Agent and the Incremental Lenders that are required by regulatory authorities under the applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, at least five (5) Business Days in advance of the Incremental Effective Date.

(j)           The Administrative Agent shall have received a certificate from the chief financial officer or chief executive officer of the Parent, in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each of the Incremental Lenders and dated the Incremental Effective Date, certifying that, on and as of the Incremental Effective Date, and after giving effect to the transactions contemplated hereby and the Liens created by the Loan Parties in connection herewith, (i) the sum of the assets, at a fair valuation, of the Loan Parties on a consolidated basis will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties on a consolidated basis, (ii) the Loan Parties on a consolidated basis have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature, (iii) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Incremental Effective Date and (iv) the Loan Parties, taken as a whole, are not otherwise insolvent under the standards set forth in applicable law.

(k) Each Loan Party shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and that the Collateral Agreements to which it is a party will continue to apply in respect of the Credit Agreement and the Pari Passu Obligations of such Loan Party.

SECTION 4. Representations and Warranties. Each of the Parent and the Borrowers hereby represents and warrants to the Administrative Agent and to each of the Incremental Lenders that:

(a)           Each of the Parent and the Borrowers has all corporate or other organizational power and authority to execute, deliver and perform its obligations under this Amendment and to effect the transactions contemplated hereby.

(b)           The transactions contemplated hereby, to be entered into by each of the Parent and the Borrowers, have been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly executed and delivered by each of the Parent and the Borrowers and constitutes a legal, valid and binding obligation of each of the Parent and the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity and principles of good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. Amendments. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Parent, the Borrowers, the Administrative Agent and each Incremental Lender.

SECTION 6. Incremental Lenders. Each Person that is an assignee with respect to a Incremental Term Loan pursuant to Section 10.04 of the Credit Agreement shall automatically become a party to this Amendment and shall be an "Incremental Lender" for all purposes hereof with respect to Incremental Term Loans.

SECTION 7. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Parent, the Borrowers or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Parent or the Borrowers to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date this Amendment becomes effective, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute an "Incremental Assumption Agreement", each Incremental Term Loan shall constitute an "Other Term Loan" and a "Loan" and each Incremental Lender shall constitute a "Lender", in each case for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 10.08 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic (i.e., "pdf'" or "tif"') format shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Amendment, in accordance with Section 10.01 of the Credit Agreement; provided that, the Borrowers shall not be responsible for fees, costs, out-of-pocket expenses and disbursements of legal counsel of the Administrative Agent incurred in connection with the preparation and negotiation of this Amendment or any related document on or prior to the Incremental Effective Date.

SECTION 11. Headings Descriptive. The headings of the several sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

SECTION 12. Construction. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective Authorized Representatives as of the day and year first written above.

OCEAN RIG UDW INC., as the Parent

By:	/s/ Ziad Nakhleh
Name: Ziad Nakhleh
Title: Attorney-in-Fact

DRILLSHIPS FINANCING HOLDING INC., as the Borrower,

By:	/s/ Ziad Nakhleh
Name: Ziad Nakhleh
Title: Attorney-in-Fact

DRILLSHIPS PROJECTS INC., as Finco,

By:	/s/ Ziad Nakhleh
Name: Ziad Nakhleh
Title: Attorney-in-Fact

Ocean Rig UDW Inc.
Amendment SIGNATURE PAGE

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent,

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

Ocean Rig UDW Inc.
Amendment SIGNATURE PAGE

SIGNATURE PAGE TO THE INCREMENTAL AMENDMENT DATED AS OF JULY 26, 2013, TO THE CREDIT AGREEMENT DATED AS OF JULY 12, 2013, AMONG OCEAN RIG UDW INC., DRILLSHIPS FINANCING HOLDING INC., DRILLSHIPS PROJECTS INC., THE LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT AND PARI PASSU COLLATERAL AGENT

Name of Institution:

DEUTSCHE BANK AG NEW YORK BRANCH, as Incremental Lender

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

Ocean Rig UDW Inc.
Amendment SIGNATURE PAGE

SCHEDULE 1

Incremental Lenders

Incremental Lender	Incremental Term Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$100,000,000.00
Total	$100,000,000.00